Exhibit 10.3

EARTHLINK, INC.
2006 EQUITY AND CASH INCENTIVE PLAN

Executive Retention Incentive Award Agreement

Stated Dollar Value of Executive Retention Incentive Award

Granted Hereunder:  $

THIS EXECUTIVE RETENTION INCENTIVE AWARD AGREEMENT (this “Agreement”) dated as of the 17th day of February, 2009, between EarthLink, Inc., a Delaware corporation (the “Company”), and                        (the “Participant”) is made pursuant and subject to the provisions of the Company’s 2006 Equity and Cash Incentive Plan (the “Plan”), a copy of which is attached hereto.  All terms used herein that are defined in the Plan have the same meaning given them in the Plan, except that the term “Change in Control” shall have the same meaning given it in the EarthLink Inc. Change-In-Control Accelerated Vesting and Severance Plan (the “CIC Plan”).

1.                                       Grant of Incentive Award.  Pursuant to the Plan, the Company, on February 3 2009 (the “Date of Grant”), granted to the Participant an Incentive Award (as defined in the Plan) with a stated dollar value of $                     (this “Award”).  Subject to the terms and conditions of the Plan, this Award represents an unsecured promise of the Company to pay, and the right of the Participant to receive, up to $                  , payable in cash, shares of the Common Stock of the Company or a combination thereof, at the time and on the terms and conditions set forth herein.  As the holder of the Award, the Participant has only the rights of a general unsecured creditor of the Company.

2.                                       Terms and Conditions.  This Award is subject to the following terms and conditions:

(a)                                  Vesting of Award.

(i)                                     In General.

(A)                              This Award shall become earned and payable as to fifty percent (50%) of its stated dollar value as of the end of 2009, provided the Participant has been continuously employed by, or providing services to, the Company or an Affiliate from the Date of Grant through the end of 2009.

(B)                                The remaining fifty percent (50%) of the stated dollar value of the Award shall become earned and payable in full as of the end of 2010, provided the Participant has been continuously employed by, or providing services to, the Company or an Affiliate from the Date of Grant through the end of 2010.

(ii)                                  Termination of Employment On or After a Change in Control.

(A)                              Notwithstanding the foregoing, if at any time on or after a Change in Control the Participant’s employment is terminated (1) by the Company or an Affiliate for any reason other than Cause (as such term is defined in the CIC Plan) and other than “On Account of Disability” (as such term is defined in the CIC Plan) or death or (2) by the Participant “For Good Reason” (as such term is defined in the CIC Plan), then, to the extent the outstanding Award has not become earned and payable in full, one hundred percent (100%) of the remaining stated dollar value of the outstanding Award shall become earned and payable in full as of the end of the year in which occurs the termination of the Participant’s employment.

(iii)                               Position Elimination.

(A)                              Notwithstanding the foregoing, if at any time before a Change in Control and during 2009, the Participant’s employment is terminated by the Company or an Affiliate as the result of a position elimination, and the Participant is entitled to receive benefits under any position elimination and severance plan maintained by the Company or any Affiliate, the Award shall become earned and payable, as of the end of 2009, with respect to that percentage of its stated dollar value that equals fifty percent (50%) multiplied by a fraction, the numerator of which equals the number of full or partial months of 2009 during which the Participant remained continuously employed by, or providing services to, the Company or an Affiliate and the denominator of which is twelve (12). Notwithstanding the immediately preceding sentence, however, if the Participant’s employment is terminated as a result of a position elimination during 2009 (and the Participant is eligible to receive benefits as described above) and a Change in Control occurs thereafter and before the end of 2009, one hundred percent (100%) of the remaining stated dollar value of the Award shall become earned and payable in full as of the end of 2009.

(B)                                Notwithstanding the foregoing, if at any time before a Change in Control and during 2010, the Participant’s employment is terminated by the Company or an Affiliate as a result of a position elimination, and the Participant is entitled to receive benefits under any position elimination severance plan maintained by the Company or any Affiliate, the Award shall become earned and payable, as of the end of 2010, with respect to that percentage of its stated dollar value that equals the remaining fifty percent (50%) multiplied by a fraction, the numerator of which is the number of full or partial months of 2010 during which the Participant remained continuously employed by, or providing services to, the Company or an Affiliate and the denominator of which is twelve (12). Notwithstanding the immediately preceding sentence, however, if the Participant’s employment is terminated as a result of a position elimination during 2010 (and the Participant is eligible to receive benefits as described above) and a Change in Control occurs thereafter and before the end of 2010, one hundred percent (100%) of the remaining stated dollar value of the Award shall become earned and payable in full as of the end of 2010.

(iv)                              Vesting Date.  The Award shall be forfeitable until it becomes earned and payable as described above.  Each date upon which the Award or any portion thereof becomes earned and payable shall be referred to as a “Vesting Date” with respect to the applicable stated dollar amount of the Award.

(b)                                 Settlement of Award.  Subject to the terms of this Section 2 and Sections 3 and 15 below, the Company shall pay to the Participant the stated dollar value of the Award that has become earned and payable under Section 2(a) above as the Company may determine within the 90 days following the applicable Vesting Date.  Payment shall be made in a single lump sum in cash, shares of Common Stock of the Company (to the extent available for payment under the Plan) or any combination thereof, as the Company in its sole discretion shall determine.  As a condition to the settlement of the Award, the Participant shall be required to pay any required withholding taxes attributable to the Award in cash or cash equivalent acceptable to the Committee.  However, the Company in its discretion may, but is not required to, allow the Participant to satisfy any such applicable withholding taxes by any other medium of payment as the Committee shall authorize.

3.                                       Termination of Award.  Notwithstanding any other provision of this Agreement, the portion of the Award that have not become earned and payable as of the latest time set forth above, or on or before the termination of the Participant’s employment with the Company and any Affiliate, shall expire and may not become earned and payable after such time, except as described in Sections 2(a)(ii) and (iii) above.

4.                                       Shareholder Rights.  The Participant shall not have any rights as a shareholder with respect to shares of Common Stock that may be delivered with respect to the Award until issuance of the shares of Common Stock that are to be paid with respect to such Award.  The Company may include on any certificates representing shares of Common Stock issued pursuant to this Award such legends referring to any representations, restrictions or any other applicable statements as the Company, in its discretion, shall deem appropriate.

5.                                       Transferability.  Except as provided herein, this Award is nontransferable except by will or the laws of descent and distribution.  If this Award is transferred by will or the laws of descent and distribution, the Award must be transferred in its entirety to the same person or persons or entity or entities.  Notwithstanding the foregoing, the Participant, at any time prior to the Participant’s death, may transfer all or any portion of this Award to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as are appropriate for such transferees to be included in the class of transferees who may rely on a Form S-8 registration statement under the Securities Act of 1933 to sell shares received pursuant to the Award.  Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer and (ii) the Committee expressly approves the transfer.  Any transferee to whom this Award is transferred shall be bound by the same terms and conditions that governed the Award during the time it was held by the Participant (which terms and conditions shall still be read from the perspective of the Participant); provided, however, that such transferee may not transfer the Award except than by will or the laws of descent and distribution.  Any such transfer shall be evidenced by an appropriate written document that the Participant and the transferee execute and the Participant shall deliver a copy thereof to the Committee on or before the effective date of the transfer.  No right or interest of the Participant or any transferee in this Award shall be liable for, or subject to, any lien, liability or obligation of the Participant or transferee.

6.                                       Restrictive Covenants.

(a)                                  In return for this Award, the Participant agrees that during Participant’s employment, and for a period of eighteen (18) calendar months following Participant’s termination of employment, that Participant will not, directly or indirectly, (i)(A) solicit, induce, recruit, or cause any employee of the Company or its Affiliates to resign employment with the Company or its Affiliates, or (B) participate in making hiring decisions, encourage the hiring of, or aid in the hiring process of any such employee on behalf of any employer other than the Company and its Affiliates, or (ii) solicit any actual or prospective customers of the Company and its Affiliates with whom Participant had material business-related contact while performing services for the Company and its Affiliates for the purpose of selling products or services that compete with the business of the Company.

(b)                                 This Award is conditioned upon the Participant’s compliance with the provisions of this Section 6.  In the event the Participant shall materially breach the provisions of this Section 6 and not cure or cease (as appropriate) such material breach within ten (10) days of receipt of notice thereof from the Company, the vesting and payments above shall terminate and Participant shall return to the Company the gross amount of all cash payments paid in connection with this Award. Termination of such vesting and payments shall not be the Company’s sole and exclusive remedy for a breach of this Section 6.  In addition, the Company shall be entitled to damages and injunctive relief to enforce this Section 6 in the event of a breach by the Participant.

7.                                       Notice.  Any notice or other communication given pursuant to this Agreement, or in any way with respect to the Award, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:                                                                                             EarthLink, Inc.
1375 Peachtree Street - Level A
Atlanta, Georgia 30309
Attention:  General Counsel

If to the Participant:

8.                                       No Right to Continued Employment or Service.  Neither the Plan, the granting of this Award nor any other action taken pursuant to the Plan or this Award constitutes or is evidence of any agreement or understanding, express or implied, that the Company or any Affiliate will retain the Participant as an employee or other service provider for any period of time or at any particular rate of compensation.

9.                                       Agreement to Terms of Plan and Agreement.  The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions with respect to this Award.

10.                                 Tax Consequences.  The Participant acknowledges that (i) there may be tax consequences upon payment of the Award and upon any acquisition or disposition of shares of Common Stock issued pursuant to this Award and (ii) Participant should consult a tax adviser regarding the tax consequences of this Award.  The Participant is solely responsible for determining the tax consequences of the Award and for satisfying the Participant’s tax obligations with respect to the Award (including, but not limited to, any income or excise taxes resulting from the application of Code Section 409A), and the Company shall not be liable if this Award is subject to Code Section 409A.

11.                                 Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the distributees, legatees and personal representatives of the Participant and the successors of the Company.

12.                                 Conflicts.  In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the date hereof.

13.                                 Counterparts.  This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

14.                                 Miscellaneous.  The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of the Plan and this Agreement.  This Agreement and the Plan shall constitute the entire agreement of the parties with respect to the subject matter hereof.

15.                                 Section 409A.  For purposes of this Agreement, all rights to payments hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A of the Code.  For purposes of this Agreement, termination of employment shall be construed consistently with a “Termination of Employment” (as defined in the CIC Plan).  Additionally, if the Participant is a Specified Employee (as defined in the CIC Plan) as of Participant’s Termination of Employment, and if the amounts that Participant is entitled to receive hereto are not otherwise exempt from Section 409A of the Code, then to the extent necessary to comply with Section 409A of the Code, no payment that is triggered on the Participant’s Termination of Employment (such as those under Sections 2(a)(ii) and (iii) above) may be made hereunder until after the date which is six (6) months after the Participant’s Termination of Employment or, if earlier, the Participant’s date of death.  Any such amount that would otherwise have been required to be paid during such six (6) months after the Participant’s Termination of Employment or, if earlier, until the Participant’s date of death shall be paid in one lump sum payment as soon as administratively feasible after the date which is six (6) months after the Participant’s Termination of Employment or, if earlier, the Participant’s date of death.  Any remaining amount shall be paid as otherwise scheduled.  This Agreement is intended to comply with the applicable requirements of Section 409A of the Code and shall be construed and interpreted in accordance therewith.  The Company may at any time amend, suspend or terminate this Agreement, or any payments to be made hereunder, as necessary to be in compliance with Section 409A of the Code to avoid the imposition of any potential taxes, penalty or interest as a result of failing to comply with Section 409A of the Code.

16.                                 Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto.

COMPANY:

EARTHLINK, INC.

By:
Name:
Title:
PARTICIPANT: